Exhibit 3.97

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DLP PARTNER MARQUETTE, LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF JULY, A.D. 2012, AT 2:23 O’CLOCK P.M.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
5180873 8100	AUTHENTICATION :	9697060

120816265	DATE :	07-10-12

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:32 PM 07/09/2012
FILED 02:23 PM 07/09/2012
SRV 120816265 - 5180873 FILE

CERTIFICATE OF FORMATION

OF

DLP PARTNER MARQUETTE, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                           The name of the limited liability company is DLP Partner Marquette, LLC (the “Company”).

2.                                            The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                            This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 9th day of July, 2012.

/s/ Christy S. Green
Christy S. Green
Authorized Person